UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2015

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

Mercer International Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders on May 29, 2015. At this meeting, shareholders were requested to: (1) elect a board of directors; (2) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2015; and (3) approve, on a non-binding advisory basis, the Company’s executive compensation, all of which were described in more detail in the Company’s 2015 Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 10, 2015. The results of voting on the matters submitted to the Company’s shareholders are as follows:

Proposal 1:         Election of Directors.

All of the eight nominees for the Company’s board of directors were elected, and the voting results are set forth below:

	For	Withheld	Abstentions and Broker Non-Votes
Jimmy S.H. Lee	49,590,038	232,693	5,600,840
William D. McCartney	49,663,656	159,075	5,600,840
Eric Lauritzen	49,659,275	163,456	5,600,840
Graeme A. Witts	49,656,575	166,156	5,600,840
Bernard Picchi	49,648,400	174,331	5,600,840
James Shepherd	49,652,421	170,310	5,600,840
R. Keith Purchase	49,652,121	170,610	5,600,840
Nancy Orr	49,667,218	155,513	5,600,840

Proposal 2:         Ratification of Selection of Independent Registered Public Accounting Firm.

The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
55,120,196	183,914	119,461	0

Proposal 3:         Advisory Vote on Executive Compensation.

The non-binding resolution approving the Company’s executive compensation was approved, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
49,397,108	270,283	155,340	5,600,840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ David M. Gandossi
David M. Gandossi
Chief Financial Officer

Date:  June 2, 2015